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                            TriStar Aerospace Co.

                          Computation of Earnings per Share
                  (Dollars in Thousands, Except per Share Amounts)
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                                     Three-months             Year
                                         Ended                Ended       Inception to
                                      December 31,        September 30,   September 30,
                                    1997        1996           1997           1996
                                  -------      -------    ------------    ------------
Basic earnings per share:
Net income                        $ 3,522      $ 2,444       $11,603         $   289
                                  -------      -------       -------         -------
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Weighted average common shares     16,583       15,118        15,897          15,118
                                  -------      -------       -------         -------
                                  -------      -------       -------         -------

Net income per common share       $  0.21      $  0.16       $  0.73         $  0.02
                                  -------      -------       -------         -------
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Diluted earnings per share:

Net income                        $ 3,522      $ 2,444       $11,603         $   289
                                  -------      -------       -------         -------
                                  -------      -------       -------         -------

Weighted average common shares     16,583       15,118        15,897          15,118

Shares issued upon assumed
 exercise of dilutive stock
 options                            2,959           --         2,715              --

Shares assumed repurchased         (1,384)          --        (2,103)             --
                                  -------      -------       -------         -------

Weighted average common and
 common equivalent shares          18,158       15,118        16,509          15,118
                                  -------      -------       -------         -------
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Net income per common and
 common equivalent share          $  0.19      $  0.16       $  0.70         $  0.02
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